Exhibit 23.1

                       CONSENT OF BEARD MILLER COMPANY LLP





     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 2001, with respect to the financial statements of American Bank included in the Registration Statement (Form SB-2) and related Prospectus of American Bank Incorporated and American Capital Trust I for the registration of 1,000,000 shares of 6% Cumulative Convertible Trust Preferred Securities of American Capital Trust I and $10,000,000 of 6% Subordinated Debentures of American Bank Incorporated.



                                      /s/ BEARD MILLER COMPANY LLP





Reading, Pennsylvania
December 13, 2001

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